                                                                EXHIBIT 99(b)(3)

                           LOAN AND PARTIAL RELEASE
                           ------------------------
                                   AGREEMENT
                                   ---------

          This LOAN AND PARTIAL RELEASE AGREEMENT (this "Agreement"), dated as of December 1, 2000, is made by and between N'TANDEM PROPERTIES, L.P., a Delaware limited partnership ("Borrower"), and ANCHOR NATIONAL LIFE INSURANCE COMPANY, an Arizona corporation ("Lender").

                                   RECITALS
                                   --------

          A.   Lender has agreed to make the following loans to Borrower:

               (1) a $4,575,000.00 loan (the "Carefree Loan"), to be evidenced by a certain Promissory Note (the "Carefree Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Carefree Loan and secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Carefree Mortgage") covering certain real property located in Tampa, Florida, commonly known as the Carefree Manufactured Home Community and more particularly described therein (the "Carefree Property");

               (2) a $8,775,000.00 loan (the "Garden Walk Loan"), to be evidenced by a certain Promissory Note (the "Garden Walk Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Garden Walk Loan and secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Garden Walk Mortgage") covering certain real property located in Palm Beach Gardens, Florida, commonly known as the Garden Walk Manufactured Home Community and more particularly described therein (the "Garden Walk Property");

               (3) a $1,875,000.00 loan (the "Heritage Point Loan"), to be evidenced by a certain Promissory Note (the "Heritage Point Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Heritage Point Loan and secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Heritage Point Mortgage") covering certain real property located in Montgomery, Alabama, commonly known as the Heritage Point Manufactured Home Community and more particularly described therein (the "Heritage Point Property");

               (4) a $1,425,000.00 loan (the "Kings & Queens Loan"), to be evidenced by a certain Promissory Note (the "Kings & Queens Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Kings & Queens Loan and secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Kings & Queens Mortgage") covering certain real property located in Lakeland, Florida, commonly known as the Kings & Queens Manufactured

     Home Community and more particularly described therein (the "Kings & Queens Property");

               (5) a $1,245,000.00 loan (the "Lakeside Loan"), to be evidenced by a certain Promissory Note (the "Lakeside Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Lakeside Loan and secured by, among other things, a Deed to Secure Debt, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Lakeside Deed to Secure Debt") covering certain real property located in Douglas County, Georgia, commonly known as the Lakeside Manufactured Home Community and more particularly described therein (the "Lakeside Property");

               (6) a $2,625,000.00 loan (the "Long Lake Loan"), to be evidenced by a certain Promissory Note (the "Long Lake Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Long Lake Loan and secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Long Lake Mortgage") covering certain real property located in West Palm Beach, Florida, commonly known as the Long Lake Manufactured Home Community and more particularly described therein (the "Long Lake Property");

               (7) a $1,950,000.00 loan (the "Lucerne Loan"), to be evidenced by a certain Promissory Note (the "Lucerne Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Lucerne Loan and secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Lucerne Mortgage") covering certain real property located in Winter Haven, Florida, commonly known as the Lucerne Manufactured Home Community and more particularly described therein (the "Lucerne Property");

               (8) a $4,575,000.00 loan (the "North Glen Loan"), to be evidenced by a certain Promissory Note (the "North Glen Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the North Glen Loan and secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "North Glen Mortgage") covering certain real property located in Westfield, Indiana, commonly known as the North Glen Manufactured Home Community and more particularly described therein (the "North Glen Property");

               (9) a $1,425,000.00 loan (the "Plantation Loan"), to be evidenced by a certain Promissory Note (the "Plantation Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Plantation Loan and secured by, among other things, a Deed to Secure Debt, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Plantation Deed to Secure Debt") covering certain real property located in Douglas County, Georgia, commonly known as the Plantation Manufactured Home Community and more particularly described therein (the "Plantation Property");

               (10) a $3,075,000.00 loan ("The Hills Loan"), to be evidenced by a certain Promissory Note ("The Hills Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of The Hills Loan and secured by, among other things, a Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith ("The Hills Deed of Trust") covering certain real property located in Richland, Washington, and commonly known as The Hills Manufactured Home Community and more particularly described therein ("The Hills Property").

               (11) a $4,575,000.00 loan (the "Town & Country Loan"), to be evidenced by a certain Promissory Note (the "Town & Country Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Town & Country Loan and secured by, among other things, a Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Town & Country Deed of Trust") covering certain real property located in Tucson, Arizona, commonly known as the Town & Country Manufactured Home Community and more particularly described therein (the "Town & Country Property");

               (12) a $2,250,000.00 loan (the "Village Glen Loan"), to be evidenced by a certain Promissory Note (the "Village Glen Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Village Glen Loan and secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Village Glen Mortgage") covering certain real property located in Melbourne, Florida, commonly known as the Village Glen Manufactured Home Community and more particularly described therein (the "Village Glen Property"); and

               (13) a $3,150,000.00 loan (the "Winter Haven Loan"), to be evidenced by a certain Promissory Note (the "Winter Haven Note") of even date herewith executed by Borrower to the order of Lender in the principal amount of the Winter Haven Loan and secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith (the "Winter Haven Mortgage") covering certain real property located in Winter Haven, Florida, commonly known as the Winter Haven Manufactured Home Community and more particularly described therein (the "Winter Haven Property").

          B. Borrower and Lender desire to set forth certain agreements concerning the release of one or more Properties (hereinafter defined), the transferability of certain interests in Borrower or the partners or constituent partners thereof, and certain other matters, as set forth below.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  "Acceptable Property Manager" shall mean (a) the Windsor
                ---------------------------
Corporation, (b) Chateau Communities, Inc., N'Tandem Trust or an Affiliate, or
(c) an unaffiliated, third party institutional property management company, having at least the same level of experience and competence as Chateau Communities, Inc., as reasonably determined by Lender.

          1.2  "Accrued Charges" shall mean all accrued interest and other
                ---------------
charges under the Applicable Note and under the Applicable Mortgage (including, without limitation, all prepayment premiums and late charges, if any, but excluding any amounts that relate to the Other Loans) due and payable as of the date of a Permitted Release.

          1.3  "Additional Principal Payment" shall mean fifteen percent (15%)
                ----------------------------
of the Outstanding Principal Balance.

          1.4  "Additional Principal Payment Premium" shall mean an amount equal
                ------------------------------------
to the aggregate prepayment premiums, if any, due under the Other Notes in connection with the payment of the Additional Principal Payment.

          1.5  "Affiliate" shall mean shall mean any individual, corporation,
                ---------
trust, partnership, limited liability company or any other person or entity controlled by, controlling or under common control with N'Tandem Trust or Chateau Communities, Inc.

          1.6  "Applicable Loan" shall mean the Loan evidenced by the Applicable
                ---------------
Note.

          1.7  "Applicable Loan Documents" shall mean the Applicable Note, the
                -------------------------
Applicable Mortgage and the other Loan Documents executed by Borrower and/or Guarantor and relating to the Applicable Loan.

          1.8  "Applicable Mortgage" shall mean the Mortgage that Borrower has
                -------------------
requested Lender to release in connection with a Permitted Release.

          1.9  "Applicable Note" shall mean the "Note" as defined in the
                ---------------
Applicable Mortgage.

          1.10 "Applicable Property" shall mean the Property encumbered by the
                -------------------
Applicable Mortgage.

          1.11 "Carefree Loan Documents" shall mean the Carefree Note, the
                -----------------------
Carefree Mortgage, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Carefree Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Carefree Property, and all other documents executed by Borrower and/or Guarantor concerning the Carefree Loan.

          1.12 "Debt Service Coverage Ratio for All Loans" shall mean the ratio,
                -----------------------------------------
as reasonably determined by Lender, of (a) Net Operating Income for all of the Properties for the preceding twelve-month period to (b) the aggregate debt service payments for the following twelve-month period due under all of the Loans and on all other indebtedness owing by Borrower relating to the Properties, whether unsecured or secured by a lien on all or any part of the Properties, but excluding any such indebtedness owed to Chateau Communities, Inc. or CP Limited Partnership.

          1.13 "Debt Service Coverage Ratio for the Other Loans" shall mean the
                -----------------------------------------------
ratio, as reasonably determined by Lender, of (a) Net Operating Income for the Other Properties for the preceding twelve-month period to (b) the aggregate debt service payments for the following twelve-month period due under all of the Other Loans and on all other indebtedness owing by Borrower relating to the Other Properties, whether unsecured or secured by a lien on all or any part of the Other Properties, but excluding any such indebtedness owed to Chateau Communities, Inc. or CP Limited Partnership.

          1.14 "Default" shall have the meaning ascribed to it in the Mortgages.
                -------

          1.15 "Event of Default" shall have the meaning ascribed to it in the
                ----------------
Mortgages.

          1.16 "Garden Walk Loan Documents" shall mean the Garden Walk Note, the
                --------------------------
Garden Walk Mortgage, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Garden Walk Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Garden Walk Property, and all other documents executed by Borrower and/or Guarantor concerning the Garden Walk Loan.

          1.17 "Guarantor" shall mean N'Tandem Trust, a California business
                ---------
trust.

          1.18 "Guaranty Agreement" shall mean the Guaranty Agreement of even
                ------------------
date herewith executed by Guarantor for the benefit of Lender.

          1.19 "Heritage Loan Documents" shall mean the Heritage Note, the
                -----------------------
Heritage Mortgage, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Heritage Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Heritage Property, and all other documents executed by Borrower and/or Guarantor concerning the Heritage Loan.

          1.20 "Kings & Queens Loan Documents" shall mean the Kings & Queens
                -----------------------------
Note, the Kings & Queens Mortgage, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Kings & Queens Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Kings & Queens Property, and all other documents executed by Borrower and/or Guarantor concerning the Kings & Queens Loan.

          1.21 "Lakeside Loan Documents" shall mean the Lakeside Note, the
                -----------------------
Lakeside Deed to Secure Debt, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Lakeside Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Lakeside Property, and all other documents executed by Borrower and/or Guarantor concerning the Lakeside Loan.

          1.22 "Loan Documents" shall mean, collectively, this Agreement, the
                --------------
Lock Box Agreement, the Carefree Loan Documents, the Garden Walk Loan Documents, the Heritage Loan Documents, the Kings & Queens Loan Documents, the Lakeside Loan Documents, the Long Lake Loan Documents, the Lucerne Loan Documents, the North Glen Loan Documents, the Plantation Loan Documents, The Hills Loan Documents, the Town & Country Loan Documents, the Village Glen Loan Documents and the Winter Haven Loan Documents, but excluding all of such Loan Documents that have been released in connection with a Permitted Release.

          1.23 "Loans" shall mean, collectively, the Carefree Loan, the Garden
                -----
Walk Loan, the Heritage Loan, the Kings & Queens Loan, the Lakeside Loan, the Long Lake Loan, the Lucerne Loan, the North Glen Loan, the Plantation Loan, The Hills Loan, the Town & Country Loan, the Village Glen Loan and the Winter Haven Loan, but excluding all of such Loans that have been repaid in connection with a Permitted Release.

          1.24 "Loan-to-Value Ratio for All Loans" shall mean the ratio, as
                ---------------------------------
reasonably determined by Lender, of the aggregate principal balance of all of the Loans and on all other indebtedness secured by a lien on all or any part of the Properties, to the fair market value of the Properties, as such fair market value is determined by an M.A.I. appraisal or appraisals satisfactory to Lender.

          1.25 "Loan-to-Value Ratio for the Other Loans" shall mean the ratio,
                ---------------------------------------
as reasonably determined by Lender, of the aggregate principal balance of the Other Loans and on all other indebtedness secured by a lien on all or any part of the Other Properties, to the fair market value of the Other Properties, as such fair market value is determined by an M.A.I. appraisal or appraisals satisfactory to Lender.

          1.26 "Lock Box Agreement" shall mean the Lock Box Agreement of even
                ------------------
date herewith executed by Borrower, Lender and Situs Servicing, Inc.

          1.27 "Long Lake Loan Documents" shall mean the Long Lake Note, the
                ------------------------
Long Lake Mortgage, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Long Lake Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Long Lake Property, and all other documents executed by Borrower and/or Guarantor concerning the Long Lake Loan.

          1.28 "Lucerne Loan Documents" shall mean the Lucerne Note, the Lucerne
                ----------------------
Mortgage, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Lucerne Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Lucerne Property, and all other documents executed by Borrower and/or Guarantor concerning the Lucerne Loan.

          1.29 "Mortgages" shall mean, collectively, the Carefree Mortgage, the
                ---------
Garden Walk Mortgage, the Heritage Mortgage, the Kings & Queens Mortgage, the Lakeside Deed to Secure Debt, the Long Lake Mortgage, the Lucerne Mortgage, the North Glen Mortgage, the Plantation Deed to Secure Debt, The Hills Deed of Trust, the Town & Country Deed of Trust, the Village Glen Mortgage and the Winter Haven Mortgage, but excluding all of such Mortgages that have been released in connection with a Permitted Release.

          1.30 "Net Operating Income" shall mean all gross income, revenues and
                --------------------
consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, its agents or employees, from any and all sources resulting from or attributable to the relevant Properties, minus all reasonable expenses actually incurred by Borrower in respect of the ownership, operation, leasing and occupancy of the relevant Properties, but excluding (a) depreciation expenses and other income tax related bookkeeping entries which do not result in the payment of monies, and (b) any and all payments to be made by Borrower pursuant to the terms of the Loan Documents.

          1.31 "North Glen Loan Documents" shall mean the North Glen Note, the
                -------------------------
North Glen Mortgage, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the North Glen Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the North Glen Property, and all other documents executed by Borrower and/or Guarantor concerning the North Glen Loan.

          1.32 "Notes" shall mean, collectively, the Carefree Note, the Garden
                -----
Walk Note, the Heritage Note, the Kings & Queens Note, the Lakeside Note, the Long Lake Note, the Lucerne Note, the North Glen Note, the Plantation Note, The Hills Note, the Town & Country Note, the Village Glen Note and the Winter Haven Note, but excluding all of such Notes that have been repaid in connection with a Permitted Release.

          1.33 "N'Tandem Trust" shall mean N'Tandem Trust, a California business
                --------------
trust.

          1.34 "Other Loan Documents" shall mean all of the Loan Documents
                --------------------
except the Applicable Loan Documents.

          1.35 "Other Loans" shall mean all of the Loans except the Applicable
                -----------
Loan.

          1.36 "Other Mortgages" shall mean all of the Mortgages except the
                ---------------
Applicable Mortgage.

          1.37 "Other Notes" shall mean all of the Notes except the Applicable
                -----------
Note.

          1.38 "Other Properties" shall mean all of the Properties except the
                ----------------
Applicable Property.

          1.39 "Outstanding Principal Balance" shall mean the principal balance
                -----------------------------
of the Applicable Note existing as of the date of a Permitted Release.

          1.40 "Permitted Release" shall have the meaning ascribed to it in
                -----------------
Article 2 hereof.

          1.41 "Person" shall mean any individual, corporation, partnership,
                ------
limited liability company, trust or any other form of entity.

          1.42 "Plantation Loan Documents" shall mean the Plantation Note, the
                -------------------------
Plantation Deed to Secure Debt, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Plantation Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Plantation Property, and all other documents executed by Borrower and/or Guarantor concerning the Plantation Loan.

          1.43 "Properties" shall mean, collectively, the Carefree Property, the
                ----------
Garden Walk Property, the Heritage Property, the Kings & Queens Property, the Lakeside Property, the Long Lake Property, the Lucerne Property, the North Glen Property, the Plantation Property, The Hills Property, the Town & Country Property, the Village Glen Property and the Winter Haven Property, but excluding all of such Properties that have been released from the lien of a Mortgage in

          1.44 "Qualified Sponsor" shall have the meaning ascribed to it in
                -----------------
Section 3.2(a)(i)  hereof.

          1.45 "Release Price" shall mean the sum of the Outstanding Principal
                -------------
Balance, Accrued Charges, Additional Principal Payment and Additional Principal Payment Premium.

          1.46 "The Hills Loan Documents" shall mean The Hills Note, The Hills
                ------------------------
Deed of Trust, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning The Hills Property, the Guaranty Agreement, the Certificate Concerning Leases concerning The Hills Property, and all other documents executed by Borrower and/or Guarantor concerning The Hills Loan.

          1.47 "Town & Country Loan Documents" shall mean the Town & Country
                -----------------------------
Note, the Town & Country Deed of Trust, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Town & Country Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Town & Country Property, and all other documents executed by Borrower and/or Guarantor concerning the Town & Country Loan.

          1.48 "Triggering Event" shall have the meaning ascribed to it in the
                ----------------
Lock Box Agreement.

          1.49 "Village Glen Loan Documents" shall mean the Village Glen Note,
                ---------------------------
the Village Glen Mortgage, the Environmental Indemnity Agreement executed by Borrower and Guarantor concerning the Village Glen Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Village Glen Property, and all other documents executed by Borrower and/or Guarantor concerning the Village Glen Loan.

          1.50 "Winter Haven Loan Documents" shall mean the Winter Haven Note,
                ---------------------------
the Winter Haven Mortgage, the Environmental Indemnity Agreement executed by Borrower and

Guarantor concerning the Winter Haven Property, the Guaranty Agreement, the Certificate Concerning Leases concerning the Winter Haven Property, and all other documents executed by Borrower and/or Guarantor concerning the Winter Haven Loan.

Capitalized terms used herein and not otherwise defined in this 1 shall have the meanings ascribed to such terms in the Recitals to this Agreement.

                                   ARTICLE 2

                               RELEASE OF LIENS
                               ----------------

          Borrower shall be entitled to obtain a release (a "Permitted Release") of the lien of any Mortgage from the Property encumbered by such Mortgage in accordance with, and subject to, the following terms, conditions and requirements:

          2.1  Lock-Out Period.  During the thirty (30) months following the
               ---------------
date of this Agreement, Borrower shall have no right to obtain a Permitted Release. At any time thereafter, Borrower shall have the right to obtain a Permitted Release.

          2.2  Advance Notice Period.  Borrower shall furnish at least thirty
               ---------------------
(30) days prior written notice to Lender of Borrower's desire to obtain a Permitted Release, which notice shall identify the Mortgage that Borrower is asking Lender to release.

          2.3  No Obligation During Pendency of Default or Event of Default.
               ------------------------------------------------------------
Lender shall have no obligation to release the lien of the Applicable Mortgage if, at the time of Borrower's request for such release, or at the time such release is to be completed, there shall exist any Default or Event of Default.

          2.4  Debt Service Coverage and Loan-to-Value Requirements.  Lender
               ----------------------------------------------------
shall have no obligation to release the lien of the Applicable Mortgage unless, at the time of Borrower's request for such release, and at the time such release is to be completed, (a) the Debt Service Coverage Ratio for the Other Loans is greater than or equal to the Debt Service Coverage Ratio for All Loans, and (b) Loan-to-Value ratio for the Other Loans (taking into account the effect of the Additional Principal Payment) is less than or equal to the Loan-to-Value Ratio for All Loans, both such calculations to be determined by Lender in its reasonable discretion.

          2.5  Release Price and Payment of Costs.  As a condition precedent to
               ----------------------------------
Lender's release of the lien of the Applicable Mortgage, Borrower shall pay to Lender the Release Price in immediately available funds, and shall pay all reasonable fees, costs and expenses incurred by Lender in connection with such Permitted Release, including, but not limited to, attorneys' fees, whether or not such transaction closes.

          2.6  Application of Additional Principal Payment.  The Additional
               -------------------------------------------
Principal Payment received by Lender in connection with any Permitted Release shall be applied by Lender to the principal balance of any one or more of the Other Notes in such manner and proportions as Lender shall determine in its sole discretion.

          2.7  Additional Documentation.  In connection with Borrower's request
               ------------------------
for a Permitted Release pursuant to this Agreement, Borrower shall deliver to Lender such documentation as Lender may reasonably request to calculate the Debt Service Coverage Ratio and Loan-to-Value ratio for the applicable Loans (including, without limitation, M.A.I. appraisals of the Applicable Property and/or Other Properties satisfactory to Lender), and to otherwise to evidence that the conditions precedent to such Permitted Release have been met.

                                   ARTICLE 3

                              PERMITTED TRANSFERS
                              -------------------

          3.1  General Prohibition.  Except as otherwise permitted under the
               -------------------
terms of this Article, without Lender's prior written consent, which consent may be granted or withheld in Lender's sole and absolute discretion, Borrower shall not (a) sell, assign, convey, transfer or otherwise dispose of any legal, beneficial or equitable interest in all or any part of the Properties, (b) permit or suffer any owner, directly or indirectly, of any beneficial interest in the Properties or Borrower to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (c) mortgage, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of the Properties or Borrower or any beneficial or equitable interest in either the Properties or Borrower.

          3.2  Transfers of Interests in Borrower.  Notwithstanding the
               ----------------------------------
provisions of Section 3.1, above, or Section 5.4 of the Mortgages, the holder of any direct or indirect interest in Borrower may transfer such interest to any Person if:

               (a)  after giving effect to such transfer:

                    (i) Borrower will be managed and controlled (directly or indirectly) by any of the following entities (referred to herein as a "Qualified Sponsor"): (A) N'Tandem Trust, (B) any entity with which N'Tandem Trust is merged or consolidated or to which N'Tandem Trust sells or transfers all or substantially all of its assets, or (C) an entity in which N'Tandem Trust (or its permitted successor under subsection 3.2(a)(i)(B)) is the sole general partner or managing member;

                    (ii) an Acceptable Property Manager shall operate the Properties pursuant to a property management agreement previously approved by Lender in writing; and

                    (iii) Chateau Communities, Inc. and/or C.P. Limited Partnership shall own not less than nine percent (9%) of the Qualified Sponsor, and shall, directly or indirectly, manage and control such Qualified Sponsor; and

               (b) For any transfer that results in Borrower being managed and controlled by a Qualified Sponsor described in Sections 3.2(a)(i)(B) or 3.2(a)(i)(C):

                    (i) Lender shall have received and had not less than thirty (30) days prior notice to review all documents and agreements executed or to be executed in connection with the proposed transfer, and Lender shall have, in its sole discretion, previously approved such transaction in writing;

                    (ii) No Default or Event of Default shall exist as of the date of any such transfer;

                    (iii) No Triggering Event shall have occurred prior to the date of any such transfer, or shall occur as a result of any such transfer; and

                    (iv) Lender shall have been reimbursed for all reasonable costs and expenses (including, without limitation, reasonable legal fees) incurred by Lender in considering, evaluating and, if applicable, permitting such transfer, such reasonable costs and expenses to be paid by Borrower to Lender regardless of whether the transfer takes place.

                                   ARTICLE 4

                                 MISCELLANEOUS
                                 -------------

          4.1  Ownership of other Real Property.  Unless otherwise previously
               --------------------------------
approved by Lender in writing, from and after the date of this Agreement, Borrower shall not acquire any additional real property or properties, unless Borrower acquires such real property or properties in an entity other than Borrower, or (a) with cash, (b) with funds provided to Borrower from Chateau Communities, Inc., or (c) with financing acquired from Lender.

          4.2  Time of the Essence.  Time is of the essence with respect to all
               -------------------
provisions of the Loan Documents.

          4.3  Rights and Remedies Cumulative.  Lender's rights and remedies
               ------------------------------
under each of the Loan Documents are cumulative of the rights and remedies available to Lender under each of the other Loan Documents and those otherwise available to Lender at law or in equity. No act of Lender shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender.

          4.4  No Implied Waivers.  Lender shall not be deemed to have waived
               ------------------
any provision of any Loan Document unless such waiver is in writing and is signed by Lender.

          4.5  No Third Party Rights.  No person shall be a third party
               ---------------------
beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Lender are intended solely for the benefit of Lender, and no third party shall be entitled to assume or expect that Lender will not waive or consent to modification of any such provision in Lender's sole discretion.

          4.6  Notices.  Any notice required or permitted to be given by any
               -------
Borrower or Lender under this Agreement shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, or
(c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

               If to Borrower:

               N'Tandem Properties, L.P.
               6160 South Syracuse Way
               Greenwood Village, Colorado 80111
               Attention:  Mr. Steve Waite

               With a copy to:

               Timmis & Inman L.L.P.
               300 Talon Centre
               Detroit, Michigan 48207
               Attention:  Bradley J. Knickerbocker, Esq.

               If to Lender:

               Anchor National Life Insurance Company
               1 SunAmerica Center
               Century City
               Los Angeles, California 90067-6022
               Attn:  Director-Mortgage Lending and Real Estate

Either party may change such party's address for notices or copies of notices by giving notice to the other party in accordance with this Section.

          4.7  Illegality.  If any provision of this Agreement is held to be
               ----------
illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

          4.8  Obligations Binding Upon Successors.  This Agreement shall be
               -----------------------------------
binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns.

          4.9  Construction.  All pronouns and any variations of pronouns herein
               ------------
shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires.

          4.10 Waiver of Jury Trial.  LENDER AND BORROWER KNOWINGLY,
               --------------------
IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AND BORROWER TO ENTER INTO THE LOANS EVIDENCED BY THE NOTES.

          4.11 Governing Laws.  The substantive laws of the State of Colorado
               --------------
shall govern the validity, construction, enforcement and interpretation of this Agreement.

          4.12 Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument.

                     [Balance of Page Intentionally Blank]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              N'TANDEM PROPERTIES, L.P., a Delaware limited partnership

                              By: N'Tandem Trust, a California business trust,
                                  its General Partner

                                  By:  /s/ Steve Waite
                                      __________________________________________
                                      Steve Waite, Authorized Agent

                              ANCHOR NATIONAL LIFE INSURANCE COMPANY, an Arizona corporation

                              By: /s/ William Petak
                                  ----------------------------------------------
                              Name: William Petak
                                    --------------------------------------------
                              Title: Vice President
                                     -------------------------------------------